UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 11, 2004

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

0-08106	65-0829355
(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, Floor 12, Coral Gables, Florida 33134
(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.	OTHER EVENTS AND REQUIRED FD DISCLOSURE

        On August 11, 2004, Board members Dr. Arthur B. Laffer and Mr. Joseph P. Kennedy II each advised that he was resigning from the Board of Directors of MasTec, Inc. (the “Company”), effective immediately. On August 13, 2004, Mr. William N. Shiebler advised that he was resigning from the Board, effectively immediately.

        Mr. Kennedy resigned for personal reasons. Dr. Laffer resigned because the Chairman and Board did not call a meeting to consider his proposals to require an outside Chairman and remove one of the current directors. Mr. Shiebler resigned over similar issues involving his proposals to restructure the Board.

        Under the Company’s corporate by-laws, the Chairman, the President, or any two directors may call for a special meeting of the Board. No meeting was called to discuss these issues and therefore, no vote was taken by the Board on Dr. Laffer’s or Mr. Shiebler’s proposals before these resignations.

        In 2003, the Board commissioned a survey of the Company’s Board structure and policies, including the possibility that the Chairman of the Board be an outside director. That survey did discuss the possibility of an outside Chairman, but disclosed strong support for the current Chairman. The Board did not act to require an outside Chairman.

        The Company has engaged a specialty recruiting firm to help fill the Board vacancies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, MasTec Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2004	MASTEC, INC. By: /s/ Austin Shanfelter —————————————— Chief Executive Officer MASTEC, INC.